As filed with the Securities and Exchange Commission on March 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDEAYA Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-4268251
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
7000 Shoreline Court, Suite 350 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

2019 Incentive Award Plan

2019 Employee Stock Purchase Plan

(Full Title of the Plan)

Yujiro Hata

President and Chief Executive Officer

IDEAYA Biosciences, Inc.

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(650) 443-6209

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq. Benjamin A. Potter, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Shares of common stock, par value $0.0001 per share, of IDEAYA Biosciences, Inc.	1,486,492 (3)	$23.29	$34,620,399___	$3,778___

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2019 Incentive Award Plan (the “2019 Plan”) and the Registrant’s 2019 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the 2019 Plan and the ESPP are based on the average of the high and the low price of the Registrant’s common stock as reported on the Nasdaq Global Market on March 17, 2021.

(3)

Represents 1,181,488 shares of the Registrant’s common stock that are available for issuance pursuant to the 2019 Plan and 295,372 shares of the Registrant’s common stock that are available for issuance pursuant to the ESPP, in each case, pursuant to automatic increases effective January 1, 2021. Also includes 9,632 shares added to the reserve of the 2019 Plan pursuant to its terms upon repurchase of shares at the original exercise price originally issued under the Registrant’s 2015 Equity Incentive Plan.  Shares available for issuance under the 2019 Plan and the ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2019 (Registration No. 333-231784) and March 24, 2020 (Registration No. 333-237362).

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, IDEAYA Biosciences, Inc. is sometimes referred to as the “Registrant,” “we,” “us” or “our.”

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is filed by the Registrant, relating to (a) 1,191,120 shares of its common stock, $0.0001 par value (the “Common Stock”), issuable to eligible employees of the Registrant under the 2019 Plan and (b) 295,372 shares of Common Stock issuable to eligible employees of the Registrant under the ESPP. On May 28, 2019, the Registrant filed with the Commission a Registration Statement on Form S-8, Registration No. 333-231784 (the “Original Registration Statement”), relating to shares of Common Stock issuable to eligible employees of the Registrant under the 2019 Plan and the ESPP. On March 24, 2020, the Registrant filed with the Commission a Registration Statement on Form S-8, Registration No. 333-237362 (the “2020 Registration Statement” and, together with the Original Registration Statement, the “Prior Registration Statements”), relating to additional shares of Common Stock issuable to eligible employees of the Registrant under the 2019 Plan and the ESPP. The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 23, 2021, including all material incorporated by reference therein;

(b)

The description of the Registrant’s common stock contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 23, 2021, including any amendments or reports filed for the purpose of updating such description; and

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 19, 2021, January 21, 2021 and February 17, 2021.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Exhibit Index

Exhibit Number		Incorporated by Reference			Filed
	Exhibit Description	Form	Date	Number	Herewith
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of Independent Registered Public Accounting Firm.				X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
99.1#	2019 Incentive Award Plan.	S-8	5-28-19	99.2(a)
99.2#	2019 Employee Stock Purchase Plan.	S-8	5-28-19	99.3

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on this 23rd day of March, 2021.

IDEAYA Biosciences, Inc.

By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yujiro Hata and Paul Stone, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yujiro Hata	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2021
Yujiro Hata

/s/ Paul Stone, J.D.	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2021
Paul Stone, J.D.

/s/ Timothy Shannon, M.D.	Chairman of the Board of Directors	March 23, 2021
Timothy Shannon, M.D.

/s/ Garret Hampton, Ph.D.	Director	March 23, 2021
Garret Hampton, Ph.D.

/s/ Susan L. Kelley, M.D.	Director	March 23, 2021
Susan L. Kelley, M.D.

/s/ Scott Morrison	Director	March 23, 2021
Scott Morrison

/s/ Terry Rosen, Ph.D.	Director	March 23, 2021
Terry Rosen, Ph.D.

/s/ Jeffrey Stein, Ph.D.	Director	March 23, 2021
Jeffrey Stein, Ph.D.

/s/ Wendy Yarno	Director	March 23, 2021
Wendy Yarno